Exhibit 10.15

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

Original Issue Date: December 10, 2015	$110,000.00

NUGENE INTERNATIONAL, INC.

10% CONVERTIBLE NOTE DUE DECEMBER 10, 2016

This 10% Convertible Note of NUGENE INTERNATIONAL, INC., a Nevada corporation (the “Company”), having its principal place of business at 17912 Cowan, Suite A, Irvine, California 92614 (this “Note”), is duly authorized and validly issued, and is one of a series of notes designated the 10% Notes Due December 10, 2016. This Note is being issued with an original issue discount of $10,000 for a purchase price of $100,000 (the “Purchase Price”).

FOR VALUE RECEIVED, the Company promises to pay to the order of RBW, INC., a Cayman Islands company, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, on or before December 10, 2016 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, the principal sum of $110,000.00.

This Note is subject to the following additional provisions:

Section 1.         Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

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“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to a third party and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Event of Default” shall have the meaning set forth in Section 5.

“Fundamental Transaction” means any Change of Control Transaction.

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“Mandatory Default Amount” is equal to the greater of (i) one hundred twenty percent (120%) of the outstanding principal (plus all accrued and unpaid Interest, if any) and (ii) the product of (A) the highest closing price for the five (5) days on which the principal Primary Market is open for business (a “Trading Day”) immediately preceding the Holder’s acceleration and (B) a fraction, of which the numerator is the entire outstanding principal, and of which the denominator is the Conversion Price as of the date such ratio is being determined.

“New York Courts” shall have the meaning set forth in Section 7(d).

“Original Issue Date” means the date of the issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence this Note.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated on or about the date hereof, among the Company and the Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Subsidiary” means any direct or indirect subsidiary of the Company currently existing or formed or acquired after the date hereof.

Section 2.        Interest Rate; Default Interest.

a)           Interest Rate. A one-time interest charge of 10% shall be applied on the Original Issue Date and shall be payable in cash on the Maturity Date, or in shares of common stock upon a conversion.

b)           Default Interest Rate. Upon an Event of Default hereunder, interest shall accrue daily on the outstanding principal amount of this Note at a rate per annum equal to 18%.

Section 3.      Conversion of Note; Prepayment, Exchange Right.  This Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  Subject to the provisions of Section 3(c), at any time or times on or after the date set out above as the Original Issue Date (the “Original Issue Date”), the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below) subject to the Conversion Minimum (as defined below).  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price (“Conversion Shares”).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of Common Stock to the Holder arising out of or relating to the conversion of this Note.

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(i)           “Conversion Amount” means the portion of the principal and Interest to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.

(ii)            “Conversion Price” shall equal the lesser of (i) $0.90 and (ii) 75% of the price of the common stock sold (or common stock equivalents if a convertible security issued) at the next financing completed by the Company with gross proceeds of no less than $1 million, subject to adjustment as provided in this Note.

(iii)           “Conversion Minimum” shall, unless otherwise approved in writing by the Company, constitute any individual conversion of at least an amount equal to $10,000 of the principal.

(iv)           “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Primary Market; (b) if the Common Stock is not then quoted for trading on the Primary Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(b)           Mechanics of Conversion.

(i)           Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company.  On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice, the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Company’s transfer agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC, or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144.  If this Note is physically surrendered for conversion and the outstanding principal is greater than the principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding principal not converted.  The individual, corporation, partnership, limited liability company, limited liability partnership, trust, association, organization or other entity (each a “Person”) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.  For the purposes hereof, the term “Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

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(ii)           Company’s Failure to Timely Convert. If within three (3) Business Days after the Company’s receipt of the facsimile or email copy of a Conversion Notice, the Company shall fail to issue and deliver to Holder the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount (a “Conversion Failure”), then in addition to any remedies available under 3(d)(iv) below, the principal shall increase by $3,000 per day until the Company issues and delivers a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount.  If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded Conversion Amount returned to the principal with the rescinded Conversion Shares returned to the Company.

(iii)           DTC Eligibility.  If the Company loses its status as “DTC Eligible” for any reason, the Conversion Price shall thereafter be redefined to mean $0.25, subject to further adjustment as provided in this Note.

(iv)           Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note.  The Holder and the Company shall maintain records showing the principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

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(c)           Limitations on Conversions.  The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such Interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of Interest.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note.  The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-five (65) days’ prior notice to the Company.  Other Holders shall be unaffected by any such waiver.

(d)           Other Provisions.

(i)           Share Reservation.      The Company shall at all times reserve and keep available out of its authorized Common Stock a number of shares of Common Stock equal to 200% of the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note.

(ii)           Prepayment.  At any time the Company shall have the option, upon ten (10) Business Days’ written notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (A) the Company shall pay the Holder one hundred twenty percent (120%) of the principal plus Interest outstanding in repayment hereof, (B) such amount must be paid in cash on the next Business Day following such ten (10) Business Day notice period, and (C) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full.  In the event that the Company completes a financing or a series of financings, with the same or different investors, that in the aggregate result in gross proceeds to the Company of at least $3 million, then the Company is required to pre-pay and redeem the entire remaining outstanding principal amount plus Interest of this Note in cash, provided that (A) the Company shall pay the Holder one hundred twenty percent (120%) of the principal plus Interest outstanding in repayment hereof and (B) such amount must be paid in cash on the next Business Day after receipt of the gross proceeds. Except as set forth in this Section 3, the Company may not prepay this Note in whole or in part.

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(iii)           All calculations under this Section 3 shall be rounded up to the nearest $0.00001 or whole share.

(iv)           Nothing herein shall limit a Holder’s right to pursue actual damages (such damages shall include but not be limited to the loss of potential trading gains) or declare an Event of Default herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

Section 4.      Adjustments to Conversion Price; Fundamental Transactions.  The Conversion Price and the number and kind of securities issuable upon conversion of this Note shall be subject to adjustment from time to time as set forth in this Section 4.

(a)           Stock Dividends and Splits.  If at any time while this Note is outstanding the Company (i) declares or pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock (or securities convertible into or exercisable or exchangeable for capital stock) that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including, without limitation, by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company (including, without limitation, in connection with any merger or consolidation), then in each such case the Conversion Price then in effect shall be adjusted by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and (B) the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for such dividend or distribution, and any adjustment made pursuant to clauses (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

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(b)           Pro Rata Distributions.  Subject to Section 4(c) below, if at any time while this Note is outstanding the Company declares or pays any dividend or otherwise distributes any of its assets (including, without limitation, cash, properties, evidences of indebtedness, securities (including any options or other convertible securities but excluding a distribution of Common Stock covered by Section 4(a) above or Purchase Rights covered by Section 4(c) below) or options or rights to acquire any such assets) (in each case, “Distributed Property”) to all holders of Common Stock pro rata (and not to all Holders in their capacity as holders of Notes), whether by way of dividend, return of capital, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, then in each such case the Conversion Price in effect immediately prior to the close of business on the record date for such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the denominator shall be the closing price of Common Stock on the Primary Market on such record date (the “Market Price”), and (ii) the numerator shall be such Market Price minus the value of the Distributed Property on such date applicable to one outstanding share of Common Stock, as determined by the Company’s independent certified public accounting firm that regularly examines the financial statements of the Company.

(c)           Rights Offerings Below Market.  Notwithstanding Section 4(b) above, if at any time while this Note is outstanding the Company grants, issues or sells pro rata to all holders of its outstanding shares of Common Stock, any options, convertible securities or other rights (the “Purchase Rights”) entitling them to directly or indirectly subscribe for or purchase shares of Common Stock at an effective price per share less than the Market Price on the record date of such grant, issuance or sale, then in each such case the Conversion Price in effect immediately prior to the close of business on such record date shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase (including and assuming receipt by the Company in full of all consideration payable upon both issuance and exercise of such Purchase Rights) would purchase at such Market Price, and (ii) the denominator shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase; provided, that in lieu of receiving such adjustment to the Conversion Price, the Holder shall have the option, upon written notice to the Company within thirty (30) days following its receipt of the notice of such adjustment, to elect to acquire, upon any conversion of this Note and in accordance with the terms applicable to the issuance of such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had converted such portion of this Note being converted (without regard to any limitations on ownership or conversion and regardless of whether this Note was then convertible) immediately prior to such record date.  To the extent that shares of Common Stock have not been delivered pursuant to such Purchase Rights specified in this Section upon the expiration or termination of such Purchase Rights, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustment made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining whether any Purchase Rights entitle the holder thereof to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such Purchase Rights, the value of such consideration (if other than cash) to be determined in good faith by the Company’s Board of Directors.

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(d)           Fundamental Transactions.  If at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon any conversion of this Note, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same amount and kind of securities, cash and property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been the record holder of one Conversion Share immediately prior to such Fundamental Transaction (without regard to any limitations or restrictions on conversion or acquisition of Conversion Shares and whether or not this Note was then convertible) (the “Alternate Consideration”), and the Conversion Price shall be appropriately and equitably adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction relative to the then Conversion Price.  The Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  In case of any such Fundamental Transaction, any successor to the Company, acquirer or surviving entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant, obligation, liability and condition under this Note to be performed and observed by the Company, subject to such modifications as may be reasonably deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of the number and kind of Conversion Shares for which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section.  Such assumption shall be pursuant to a written agreement in form and substance reasonably satisfactory to the Holder.  At the Holder’s request, any successor to the Company, acquirer or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note from such entity substantially similar in form and substance to this Note and consistent with the foregoing provisions, which new Note shall be reasonably satisfactory to the Holder and include, without limitation, (A) the outstanding principal and Interest owed to the Holder under this Note, (B) an interest rate equal to the Interest Rate, (C) similar ranking to this Note, and (D) the Holder’s right to convert the new Note into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor, acquirer or surviving entity to comply with the provisions of this Section and ensuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Notwithstanding anything to the contrary contained herein, if a Fundamental Transaction (X) is an all cash transaction, (Y) constitutes or results in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act (going private transaction), or (Z) otherwise results in the successor, surviving or acquiring entity not being traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, then upon the written request of the Holder, delivered before the sixtieth (60th) day after such Fundamental Transaction, the Company (or any such successor, acquirer or surviving entity) shall redeem this Note from the Holder for a redemption price, payable in cash within five (5) Business Days after such request (or, if later, on the effective date of such Fundamental Transaction), equal to the value of this Note as determined using the Black-Scholes Option Pricing Model via Bloomberg.  The provisions of this Section shall similarly apply to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

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Section 5.            Intentionally Deleted.

Section 6.            Events of Default.

a)          “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.          any default in the payment of (A) the principal amount under this Note, or (B) interest, liquidated damages and other amounts owing under this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within 3 business days;

ii.         the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within 5 days after notice of such failure is delivered by the Holder or after the Company has become or should have become aware of such failure, whichever is earlier;

iii.        a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) the Purchase Agreement or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not otherwise covered below);

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iv.        the Company or any Subsidiary shall be subject to a Bankruptcy Event;

v.         the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $10,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi.        the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

vii.       any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective properties or other assets for more than $10,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

viii.      The common stock of the Company (“Common Stock”) is suspended or delisted for trading on the Over the Counter Bulletin Board market (the “Primary Market”) and the OTCQB;

ix.        A Conversion Failure as defined in Section 3(b)(ii) hereof;

x.         The Company loses its status as “DTC Eligible”; or

xi.        The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

b)          Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. After the occurrence and during the continuance of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

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Section 7.         Miscellaneous.

a)        Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number, email or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified to such party prior to 8:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified to such party between 8:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth in the Purchase Agreement.

b)        Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c)        Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company, as well as an affidavit and indemnification agreement in form and substance reasonably acceptable to the Company.

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d)        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note or the Purchase Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note or the Purchase Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

e)        Waiver; Amendments. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing. This Note shall not be directly or indirectly effectively modified or amended without the prior written consent of the Holder.

f)         Successors and Assigns. This Note may be assigned by the Holder with the prior written consent of the Company. This Note may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Note shall be binding on and inure to the benefit of the parties thereto and their respective successors and assigns.

g)        Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or entity or circumstance, it shall nevertheless remain applicable to all other persons, entities and circumstances.

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h)        Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)         Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)         Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the Purchase Agreement pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

k)        No Usury. To the fullest extent permitted by law, the Company agrees not to insist upon or plead or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, in force at the time of execution of this Note or hereafter, in connection with any action that may be brought by the Holder in order to enforce any right or remedy under this Note or other Transaction Documents. Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful interest rate authorized under applicable law. If the effective interest rate otherwise applicable under this Note exceeds such maximum lawful interest rate, then such applicable interest rate shall be reduced so as not to exceed such maximum lawful interest rate.

*********************

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NUGENE INTERNATIONAL, INC.

By: /s/ Ali Kharazmi
Name: Ali Kharazmi
Title: Chief Executive Officer

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 10% Convertible Note (the “Note”) due December 1, 2016 of NUGENE INTERNATIONAL, INC., a Nevada corporation (the “Company”), into shares of common stock (“Common Stock”) of the Company according to the conditions hereof, as of the date written below.

Conversion calculations:	Date to Effect Conversion:

Principal to be Converted:

Interest Accrued on Account of Conversion at Issue:

Number of shares of Common Stock to be issued (not less than
$10,000 of the principal and any accrued but unpaid interest thereon:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

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